Exhibit 10.13

KUHNS BROTHERS

November 9, 2007

CONFIDENTIAL

Visual Management Systems

1000 Industrial Way North, Suite C
Toms River, NJ 08755

Attention:	Jason Gonzalez Chief Executive Officer

This letter agreement (this "Agreement") confirms the engagement by Visual Management Systems, a New Jersey corporation ("VMS" or the "Company"), of Kuhns Brothers, Inc., including Kuhns Brothers Securities Corporation, its broker/dealer subsidiary and Kuhns Bros. & Co., Inc., its financial advisory subsidiary (altogether, "KUHNS BROTHERS") as placement agent to arrange the sale of the Company's senior debt, bridge debt financing, equity or equity-linked securities including convertible debt, convertible preferred, or common stock and warrants exercisable into shares of common stock (collectively, the "Securities") on behalf of the Company. The sale of Securities may occur through a series of one or more private placements (the "Financing" or "Financings") pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), and in compliance with applicable securities laws of states and other jurisdictions ("Blue Sky Laws").

1. Retention. Subject to the terms and conditions of this Agreement, VMS hereby engages KUHNS BROTHERS to act on behalf of the Company as its non-exclusive placement agent during the Authorization Period (as defined below) to arrange the sale of Securities in an amount and on terms and conditions satisfactory to the Company and KUHNS BROTHERS hereby accepts such engagement.

During the Authorization Period, KUHNS BROTHERS will have exclusivity over certain investors as reflected on Exhibit B attached hereto which from time to time may be added to by email correspondence from KUHNS BROTHERS and email acceptance by VMS.

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2.          Authorization Period.       KUHNS BROTHERS’s engagement shall become effective on the date hereof and, unless extended by VMS and KUHNS BROTHERS, shall expire upon completion of the Financings. The period from the date hereof through the expiration of this Agreement is called the "Authorization Period." In the event that there has not been an initial closing on a Financing within sixty (60) days of the execution of this Agreement, the Company may terminate this Agreement in writing upon ten (10) days notice. Not withstanding the foregoing, the Authorization Period shall automatically be extended for an additional twenty (20) business days upon notification from KUHNS BROTHERS that it has identified investors who are interested in investing in VMS and require additional time to complete due diligence of VMS or otherwise require additional time to complete any closing documents or procedures.

3.	Compensation. VMS shall pay KUHNS BROTHERS the compensation set forth below:

a.          Cash Fee for Equity. VMS shall pay KUHNS BROTHERS a cash placement fee equal to ten percent (10%) on any gross proceeds received by the Company in connection with the sale of the Securities sold to a purchaser or purchasers ("the Purchaser" or "Purchasers") other than a Carve-Out Party. The cash placement fee shall be paid by wire transfer from an escrow account to be used for the closing on the closing date on which the Company receives such aggregate consideration. Kuhns Brothers shall act as solicitation agent on behalf of VMS in connection with the exercise of any investor warrants or greenshoes with a life of one year or less in connection with the financings (other than a financing by or through a Carve-Out Party) and shall pay Kuhns Brothers a cash fee of ten percent (10%) of the aggregate consideration received by VMS in connection with the exercise of such warrants or greenshoes.

b.         Placement Agent Warrants for Equity. On each closing date of a Financing on which aggregate consideration is paid or becomes payable to the Company for the Securities, VMS shall issue to KUHNS BROTHERS or its permitted assigns warrants (the "Placement Agent Warrants") to purchase such number of shares of the common stock of the Company equal to eight percent (8%) of the aggregate number of shares of common stock of the Company issued and issuable by the Company under and in connection with the Financings. The number of shares of common stock issuable upon exercise of the Warrants shall include all shares of common stock issuable under the Securities, including, without limitation, shares issuable upon conversion or exercise of the Securities. The Warrants shall provide for cashless exercise (even if the Purchasers do not have such right) and have terms and conditions identical to the warrants purchased by the Purchasers in the Financing. The exercise price per share of the Placement Agent Warrants shall be equal to the effective price per share of the Securities (or in the event of a convertible security, the conversion price or exercise price per share of common stock on the closing date). The Placement Agent Warrants shall be exercisable after the date of issuance and shall expire within five years with respect to the Warrants issued in the Financings, unless otherwise extended by the Company. The Warrants shall not be callable or redeemable and shall have piggyback registration rights. The Warrants shall be transferable within KUHNS BROTHERS, at KUHNS Brother’s discretion.

c.         Tail Period. VMS shall and shall cause its affiliates to, pay to KUHNS BROTHERS all compensation described in this Section 3 with respect to all Securities sold to a purchaser or purchasers ("the Purchaser" or "Purchasers") at any time prior to the expiration of twelve (12) months after the expiration or termination of this Agreement (the "Tail Period") if (i) such Purchaser or Purchasers were introduced to the Company by KUHNS BROTHERS during the Authorization Period. In addition, the Tail Period shall apply to all affiliates or assigns of said Purchaser or Purchasers.

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4. Reimbursements. Regardless of whether the Financing or sales of Securities are consummated, the Company shall reimburse KUHNS BROTHERS for all of its reasonable out-of-pocket expenses (excluding legal and due diligence expenses), not to exceed $1,000 for any single expense or $10,000 in the aggregate without the written consent of VMS, incurred in connection with its engagement, including the expenses of any travel that may be necessary. In the case of legal and due diligence fees in connection with the Financings, the Company shall reimburse KUHNS BROTHERS, an amount not to exceed $ 30,000 for reasonable out-of-pocket expenses.

    5.                    Representations, Warranties and Covenants of VMS. VMS represents and warrants to, and covenants with, KUHNS BROTHERS as follows:

a.          Neither the Company nor to the Company's knowledge any person acting on its behalf has taken, and VMS shall not and shall not permit its affiliates to take, directly or indirectly, any action so as to cause any of the transactions contemplated by this Agreement to fail to be entitled to exemption from registration or qualification under all applicable securities laws or which constitutes general advertising or general solicitation (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

b.         VMS shall take and shall cause its affiliates to take such actions as may be required to comply with this Agreement. KUHNS BROTHERS acknowledges that VMS may cause its affiliates to perform any of its obligations hereunder; provided, however, that VMS's intention to do so (or any action by VMS or KUHNS BROTHERS in respect thereof) shall not relieve VMS from its obligation to perform such obligations when due.

c.         The Company will furnish, or cause to be furnished, to KUHNS BROTHERS such information as the Company believes appropriate for the Financings contemplated hereunder (all such information, the "Information"), and the Company represents that to the best of its knowledge all such Information will be accurate and complete in all material respects. The Company will promptly notify KUHNS BROTHERS of any change that may be material in such Information. It is understood that KUHNS BROTHERS will be entitled to rely on and use the Information and other information that is publicly available without independent verification, and will not be responsible in any respect for the accuracy, completeness or reasonableness of all such Information or to conduct any independent verification or any appraisal or physical inspection of properties or assets.

6.	Representations,	Warranties and Covenants of KUHNS BROTHERS. KUHNS

BROTHERS represents and warrants to, and covenants with , VMS as follows:

a. None of KUHNS BROTHERS, its affiliates or any person acting on behalf of KUHNS BROTHERS or any of such affiliates has engaged or will engage in any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

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b.         KUHNS BROTHERS will cause its employees and affiliates to use its best efforts to conduct the offering and sale of Securities so that Securities are sold in a transaction or series of transactions exempt from registration under the Securities Act.

c.         KUHNS BROTHERS will send Information related to the Financings only to persons that the KUHNS BROTHERS reasonably believes are "accredited investors" (as defined under Rule 501(a) of the Securities Act).

d.         KUHNS BROTHERS agrees that, except as otherwise required by law, regulation or court order or as contemplated by its engagement hereunder, the non-public Information furnished to KUHNS BROTHERS by the Company shall be held by KUHNS BROTHERS as confidential.

e.         KUHNS BROTHERS is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and has, and at all times while taking any actions constituting an offer or sale of the Securities will have, all governmental licenses (including both federal and state broker dealer licenses) required to act as placement agent for the Securities. KUHNS BROTHERS agrees to comply with all applicable federal and state laws and applicable rules of the NASD in connection with its activities as placement agent for the Securities.

7.         Indemnification. The Company agrees to the indemnification and other agreements set forth in the attached Indemnification Agreement, the provisions of which are incorporated herein by reference.

8.         Advertisements. VMS agrees that KUHNS BROTHERS has the right to place advertisements in financial and other newspapers, journals, and websites at its own expense describing its services to the Company hereunder upon three (3) days advance notice to and consent of VMS, which consent will not be unreasonably withheld, conditioned or delayed. The foregoing shall also include placement of a tombstone on the KUHNS BROTHERS corporate website. Conversely, VMS agrees that it shall not use KUHNS Brother's name, nor the name of any of its employees, representatives or affiliates in any public manner without prior written consent from KUHNS BROTHERS. Such consent will not be unreasonably withheld, conditioned or delayed.

9          Survival of Certain Provisions.     The expense, indemnification, reimbursement, advertisements, and contribution obligations of VMS provided herein and in the attached Indemnification Agreement in Exhibit A and KUHNS BROTHERS rights to compensation (which term includes all fees, amounts and Warrants due or which may become due) shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any transaction described herein or (ii) any termination or the completion or expiration of this Agreement.

10.        Notices. Notice given pursuant to any of the provisions of this Agreement shall be given in writing and shall be sent by certified mail, return receipt request or recognized overnight courier or personally delivered (a) if to the Company, to Visual Management Services office at 1000 Industrial Way North, Suite C, Toms River, NJ 08755, Attention: Jason Gonzalez, Chief Executive Officer; and (b) if to KUHNS BROTHERS, to its office at the Graybar Building, 420 Lexington Avenue, Suite 860, New York, New York 10017. Attention: John D. Kuhns, Chairman.

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420 LEXINGTON AVENUE SUITE 860

NEW YORK, NEW YORK 1 01 70

TELEPHONE (646) 467-9800 FACSIMILE (21 2) 433-1449

W WW.KUHNSBROTHERS.COM

11.        Confidentiality. No financial advice rendered by KUHNS BROTHERS or any Information that constitutes material non-public information of the Company pursuant to this Agreement may be disclosed publicly by VMS or KUHNS BROTHERS, as the case may be (the "disclosing party"), in any manner without the other party's (the "non-disclosing party") prior written consent, except as may be required by law, regulation or court order but subject to the limitation below. If the disclosing party is required or reasonably expects to be so required to disclose any advice, the disclosing party shall provide the non-disclosing party with prompt notice thereof so that the non-disclosing party may seek a protective order or other appropriate remedy and take reasonable efforts to assure that all of such advice disclosed will be covered by such order or other remedy. Whether or not such a protective order or other remedy is obtained, the disclosing party will and will cause its affiliates to disclose only that portion of such advice which the disclosing party is so required to disclose.

12.        Miscellaneous. This Agreement (including the attached Indemnification Agreement on Exhibit A) sets forth the entire agreement between the parties, supersedes and merges all prior written or oral agreements with respect to the subject matter hereof, may only be amended in writing and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The parties shall make reasonable efforts to resolve any dispute concerning this Agreement, its construction or its alleged breach by face-to-face negotiations. If such negotiations fail to resolve the dispute, the dispute shall be finally decided by arbitration in accordance with the rules then in effect of the American Arbitration Association. Any arbitration will be conducted in the New York City metropolitan area. VMS and KUHNS BROTHERS each hereby irrevocably waives any right it may have to trial by jury in respect of any claim arising out of this Agreement or the transactions contemplated hereby.

This Agreement may be assigned by either party with the prior written consent of the other party.

If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not effect such provision in any other respect or any other provision of this Agreement.

KUHNS BROTHERS is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing and returning to KUHNS BROTHERS the enclosed duplicate copy of this Agreement.

Very truly yours, Kuhns Brothers, Inc. By: Name: Title:

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420 LEXINGTON AVENUE SUITE 860

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TELEPHONE (646) 467-9800 FACSIMILE (21 2) 433-1449

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ACCEPTED AND AGREED TO this
9th day of November, 2007.

Visual Management Systems

By: Name: Jason Gonzalez Title: Chief Executive Officer

THE GRAYBAR BUILDING

420 LEXINGTON AVENUE SUITE 860

NEW YORK, NEW YORK 1 01 70

TELEPHONE (646) 467-9800 FACSIMILE (21 2) 433-1449

W WW.KUHNSBROTHERS.COM

EXHIBIT A

TO: Kuhns Brothers, Inc.

The Graybar Building

420 Lexington Avenue

Suite 860

New York, New York 10170

In connection with your engagement pursuant to our letter agreement of even date herewith (the "Engagement"), we agree to indemnify and hold harmless Kuhns Brothers, Inc. ("Kuhns Brothers" or "you") and its affiliates, the respective directors, officers, partners, agents and employees of Kuhns Brothers and its affiliates, and each other person, if any, controlling Kuhns Brothers or any of its affiliates (collectively, "Indemnified Persons"), from and against, and we agree that no Indemnified Person shall have any liability to us or our owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively "Losses") (A) related to or arising out of (i) our actions or failures to act (including statements or omissions made, or information provided, by us or our agents) or (ii) actions or failures to act by an Indemnified Person with our consent or in reliance on our actions or failures to act, or (B) otherwise related to or arising out of the Engagement or your performance thereof, except that clauses (A) and (B) shall not apply to any Losses that are finally judicially determined to have resulted primarily from your willful misconduct, bad faith, gross negligence or breach of the letter agreement. If such indemnification is for any reason not available or insufficient to hold you harmless, we agree to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by us and by you with respect to the Engagement or, if such allocation is judicially determined unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of us on the one hand and of you on the other hand; provided, however, that, in no event shall the amount to be contributed by you exceed the fees actually received by you under the Engagement.

We will reimburse each Indemnified Person for all reasonable and documented expenses (including reasonable fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for or defending any action, claim, investigation, inquiry, arbitration or other proceeding ("Action") referred to above (or enforcing this agreement or any related engagement agreement), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party, and whether or not such Action is initiated or brought by you, except if such Action is the result of your willful misconduct, bad faith, gross negligence or breach of the letter agreement. We further agree that we will not settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an Indemnified Person is a party therein) unless we have given you reasonable prior written notice thereof and used all reasonable efforts, after consultation with you, to obtain an unconditional release of each Indemnified Person from all liability arising there from.

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420 LEXINGTON AVENUE SUITE 860

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If multiple claims are brought against you in any Action with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, we agree that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent that any judgment, arbitration award or other monetary award states that such award, or any portion thereof, is based solely on a claim as to which indemnification is not available. In the event that you are called or subpoenaed to give testimony in a court of law, we agree to pay your reasonable and documented expenses related thereto in preparation thereof. Our obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. Solely for the purpose of enforcing this agreement, we hereby consent to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought by or against any Indemnified Person. We acknowledge that in connection with the Engagement you are acting as an independent contractor with duties owing solely to us.

YOU HEREBY AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF TIIE ENGAGEMENT, YOUR PERFORMANCE THEREOF OR THIS AGREEMENT.

The provisions of this agreement shall apply to the Engagement and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the Engagement. This agreement and any other agreements relating to the Engagement shall be governed by and construed in accordance with the laws of the state of New York, without regard to conflicts of law principles thereof.

Very truly yours,

John D. Kuhns

Chairman

Kuhns Brothers, Inc.

ACCEPTED AND AGREED TO

this 9th day of November, 2007

By:

Name: Jason Gonzalez

Title: Chief Executive Officer

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420 LEXINGTON AVENUE SUITE 860

NEW YORK, NEW YORK 1 01 70

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EXHIBIT B

Enable

Laurus Master Funds

Cornell

Roswell Partners

Vision

NIR

Centrecourt

ACCEPTED AND AGREED TO

this 9th day of November, 2007

By: ____________________

Name: Jason Gonzalez

Title: Chief Executive Officer

THE GRAYBAR BUILDING

420 LEXINGTON AVENUE SUITE 860

NEW YORK, NEW YORK 1 01 70

TELEPHONE (646) 467-9800 FACSIMILE (21 2) 433-1449

W WW.KUHNSBROTHERS.COM